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                                  EXHIBIT 99.1

                      AMERICAN MORTGAGE ACCEPTANCE COMPANY
                     REPORTS THIRD QUARTER FINANCIAL RESULTS


NEW YORK, NY - November 6, 2003 - American Mortgage Acceptance Company ("AMAC" or the "Company") (AMEX: AMC) today announced financial results for its third quarter ended September 30, 2003.

Financial Highlights

AMAC had total revenues of approximately $3.6 million for the three months ended September 30, 2003, representing an increase of approximately 33.0% as compared to revenues of approximately $2.7 million for the three months ended September 30, 2002. For the three months ended September 30, 2003, AMAC had net income of approximately $2.8 million, representing an increase of approximately 7.3% as compared to net income of approximately $2.6 million for the three months ended September 30, 2002. On a per share basis (basic and diluted), net income was $0.33 for the three months ended September 30, 2003, representing a decrease in net income per share of approximately 19.5% as compared to $0.41 for the three months ended September 30, 2002. As was previously disclosed in an earlier press release, the decrease in net income per share is primarily attributable to four non-performing mezzanine and bridge loans, with an aggregate principal amount of approximately $10.5 million.

AMAC's present quarterly dividend on an annualized basis is $1.60 per share, representing an approximate 9.7% yield on the $16.54 per share closing price on November 5, 2003.

"As we indicated on our last quarter's earnings call, AMAC's earnings continue to be impacted by the non-performing loans in our portfolio," said Stuart J. Boesky, President and Chief Executive Officer of AMAC. "We believe that AMAC has taken the appropriate measures, including taking ownership of the underlying properties where necessary, to preserve the capital we have invested in these loans. I am confident that the steps we have taken will allow us to redeploy the capital into investments that will earn returns consistent with our standard business model."

Third Quarter Portfolio Activity

In August 2003, AMAC funded a $1.2 million bridge loan for Quay Point Apartments, a 134-unit apartment complex in Houston, Texas, through the Company's Acquisition/Rehabilitation Bridge Loan Program with Fleet National Bank ("Fleet"). The loan, which bears interest at a variable rate of the one-month London Inter-Bank Offer Rate ("LIBOR") plus 360 basis points, has a term of 24 months with the possibility of a six-month extension. The Company received a bridge loan origination fee of 0.5%.

Also in August 2003, AMAC partially funded a $3.8 million bridge loan for Oaks of Baytown Apartments, a 248-unit apartment complex in Baytown, Texas. The Company's initial funding was approximately $2.2 million, with future fundings totaling approximately $1.6 million. The loan, which was also funded through the Fleet Acquisition/Rehabilitation Bridge Loan Program, bears interest at a variable rate of the one-month LIBOR plus 450 basis points and has a term of 24 months with the possibility of a six-month extension. The Company received a bridge loan origination fee of 0.5%.

In September 2003, AMAC acquired three Fannie Mae DUS certificates for an aggregate face amount of approximately $7.8 million. The Fannie Mae DUS certificates are secured by properties in California and were purchased at a weighted average yield of 5.25% to AMAC.

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Also in September 2003, AMAC entered into a letter of agreement with its affiliate PW Funding Inc. ("PWF") whereby the Company transferred and assigned all of its rights and obligations under its Delegated Underwriter and Servicer loan program with Fannie Mae to PWF. In connection with the agreement, AMAC indemnified PWF against any losses to Fannie Mae on the loans, and Charter Municipal Mortgage Acceptance Company ("CharterMac"), an affiliate of the Company, agreed to guarantee PWF's performance. As a result of CharterMac's guarantee, the collateral pledged to the loan program by AMAC was released.

Subsequent Investment Activity

In October 2003, AMAC purchased nine taxable revenue bonds at a discount of 99% of par from its affiliate, CharterMac. The nine taxable revenue bonds, each of which is secured by a first mortgage position on a multifamily property, were valued at approximately $7.6 million and carry a weighted average interest rate of 8.69%. The price paid by AMAC was determined by an independent third party valuation of the taxable revenue bonds.

"In the current soft economic environment, the acquisition of these taxable tails represented a good opportunity to use AMAC's capital to acquire fully amortizing first mortgage bonds with no construction risk and a healthy yield," commented Stuart Rothstein, Executive Vice President and Chief Financial Officer of AMAC.

Management Conference Call

Management will conduct a conference call today to review the Company's third quarter financial results for the period ended September 30, 2003. The conference call is scheduled for 11:00 a.m. Eastern Time. Callers will be invited to ask questions. Investors, brokers, analysts, and shareholders wishing to participate should call (800) 289-0494. For interested individuals unable to join the conference call, a replay of the call will be available through Monday, November 10, 2003, at (888) 203-1112 (Passcode 299833) or on our website, www.americanmortgageco.com, through Thursday, November 20, 2003.

Supplemental Financial Information

For more detailed financial information, please access the Supplemental Financial Package, which will be available in the Investor Relations section of the AMAC website at www.americanmortgageco.com.

About the Company

AMAC is a real estate investment trust that specializes in multifamily housing finance. AMAC originates and acquires mezzanine loans, bridge loans, and government-insured first mortgages secured by multifamily housing properties throughout the United States. For more information, please visit our website at www.americanmortgageco.com or contact the Shareholder Services Department directly at (800) 831-4826.

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              AMERICAN MORTGAGE ACCEPTANCE COMPANY AND SUBSIDIARIES
                           Consolidated Balance Sheets
                             (Dollars in thousands)
                                   (Unaudited)

                                                                September 30,      December 31,
                                                                    2003               2002
                                                                ------------       ------------

ASSETS

Investments in debt securities - available for sale             $    166,099       $    114,034
Investments in mortgage loans, net                                    15,689             22,384
Investment in ARCap                                                   20,240             20,240
Real estate owned - held for sale                                     40,145                 --
Cash and cash equivalents                                              9,794             10,404
Notes receivable                                                      37,147             25,997
Accrued interest receivable                                            1,951              1,170
Other assets                                                             750                834
                                                                ------------       ------------
Total assets                                                    $    291,815       $    195,063
                                                                ============       ============


LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:

   Repurchase facility payable                                  $    140,707      $      87,880
   Warehouse facility payable                                         20,529              8,788
   Interest rate derivatives                                             698                 --
   Accrued interest payable                                              506                 60
   Accounts payable and accrued expenses                                 792                762
   Due to Advisor and affiliates                                         713                690
   Distributions payable                                               3,335              2,545
                                                                ------------       ------------
Total liabilities                                                    167,280            100,725
                                                                ============       ============

Commitments and contingencies
Shareholders' equity:

   Common shares of beneficial interest; $.10 par value;
     25,000,000 shares authorized; 8,713,376 issued and
     8,338,180 outstanding in 2003 and 6,738,826 issued and
     6,363,630 outstanding in 2002                                       871                674
   Treasury shares of beneficial interest; 375,196 shares                (38)               (38)
   Additional paid-in capital                                        126,729             99,470
   Distributions in excess of net income                             (15,145)           (14,471)
   Accumulated other comprehensive income                             12,118              8,703
                                                                ------------       ------------
Total shareholders' equity                                           124,535             94,338
                                                                ------------       ------------
Total liabilities and shareholders' equity                      $    291,815       $    195,063
                                                                ============       ============

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              AMERICAN MORTGAGE ACCEPTANCE COMPANY AND SUBSIDIARIES
                        Consolidated Statements of Income
                 (Dollars in thousands except per share amounts)
                                   (Unaudited)



                                                 -------------------------------    -------------------------------
                                                        Three Months Ended               Nine Months Ended
                                                           September 30,                    September 30,
                                                 -------------------------------    -------------------------------
                                                      2003              2002           2003                 2002
Revenues:
   Interest income:
     Debt securities                             $       2,364     $       1,548    $       6,216     $       4,002
     Mortgage loans                                        418               536            2,181             1,546
     Notes receivable                                      721               548            2,517             1,662
     Temporary investments                                  37                16               52                40
   Other income                                             70                67              180               203
                                                 -------------     -------------    -------------     -------------
     Total revenues                                      3,610             2,715           11,146             7,453
                                                 -------------     -------------    -------------     -------------

Expenses:
   Interest                                                693               290            1,742               869
   General and administrative                              152               119              577               403
   Fees to Advisor                                         468               318            1,367             1,046
   Amortization and other                                  121                --              327                 6
   Fannie Mae loan program                                  --                --               --               358
                                                 -------------     -------------    -------------     -------------
     Total expenses                                      1,434               727            4,013             2,682
                                                 -------------     -------------    -------------     -------------

Other income:
   Equity in earnings of ARCap                             600               600            1,800             1,800
   Net gain (loss) on repayments and sales
     of debt securities                                     --                --             (391)              614
                                                 -------------     -------------    -------------     -------------
     Total other income                                    600               600            1,409             2,414
                                                 -------------     -------------    -------------     -------------
   Net income                                    $       2,776     $       2,588    $       8,542     $       7,185
                                                 =============     =============    =============     =============
   Net income per share
     Basic and diluted                                     .33               .41             1.12              1.22
                                                 =============     =============    =============     =============
   Weighted average shares outstanding
     Basic                                           8,338,180         6,363,630        7,622,590         5,901,176
                                                 =============     =============    =============     =============
     Diluted                                         8,346,866         6,363,630        7,633,997         5,901,176
                                                 =============     =============    =============     =============

Certain statements in this press release may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are detailed in AMAC's prospectus dated April 3, 2003, in connection with its recent offering of common shares, and in its other filings with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release. AMAC expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in AMAC's expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.